UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 3, 2006

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771 - Hawaiian Electric Company, Inc. (HECO)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 3, 2006, HEI issued the following news release:

HAWAIIAN ELECTRIC INDUSTRIES, INC. TO WEBCAST AND TELECONFERENCE FINANCIAL ANALYST PRESENTATION ON WEDNESDAY, MAY 10, 2006

HONOLULU — Hawaiian Electric Industries, Inc. (NYSE - HE) today announced that its Wednesday, May 10, 2006, financial analyst presentation in New York will be broadcast live on its website and via teleconference beginning at approximately 1:00 p.m. EST. The event can be accessed through HEI’s website at http://www.hei.com or by dialing (800) 638-5495, passcode: 36862240 for the teleconference call.

An online replay will be available at the same website beginning about two hours after the event. Replays of the teleconference call will also be available approximately two hours after the event through Wednesday, May 24, 2006, by dialing (888) 286-8010, pass code: 94983437.

Representing management on the webcast/teleconference call will be Constance H. Lau, president and chief executive officer, Hawaiian Electric Industries, Inc. and president and chief executive officer, American Savings Bank, F.S.B. and T. Michael May, president and chief executive officer, Hawaiian Electric Company, Inc.

HEI supplies power to over 400,000 customers or 95% of the Hawaii population through its electric utilities, Hawaiian Electric Company, Hawaii Electric Light Company and Maui Electric Company and provides a wide array of banking and other financial services to consumers and businesses through American Savings Bank, the state’s third largest financial institution based on asset size.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)

/s/ Eric K. Yeaman	/s/ Tayne S. Y. Sekimura
Eric K. Yeaman Financial Vice President,Treasurer and Chief Financial Officer (Principal Financial Officer of HEI) Date: May 3, 2006	Tayne S. Y. Sekimura Financial Vice President (Principal Financial Officer of HECO) Date: May 3, 2006

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